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                                                                  Exhibit  11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the first quarters of 1994 and 1993 were:

PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE

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                                                                             APRIL 3,           MARCH 31,
THE QUARTER ENDED (IN THOUSANDS, EXCEPT PER SHARE DATA)                        1994                  1993
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
Loss from continuing operations                                              $ (5,024)          $  (3,126)
Loss from discontinued operations                                                   -                (178)
Cumulative effect of change in accounting for income taxes                          -               4,500
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Net income (loss)                                                            $ (5,024)          $   1,196
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Weighted average common shares outstanding                                      7,310               7,313
Weighted average common equivalent shares from stock options                        -                   1
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Weighted average common shares and equivalent shares                            7,310               7,314
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Primary net income (loss) per share and equivalent share from (1):
    Continuing operations                                                    $  (0.69)          $   (0.43)
    Discontinued operations                                                         -               (0.02)
    Cumulative effect of change in accounting for income taxes                      -                0.61
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Primary net income (loss) per share and equivalent share (1)                 $  (0.69)          $    0.16
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Loss from continuing operations                                              $ (5,024)          $  (3,126)
Loss from discontinued operations                                                   -                (178)
Cumulative effect of change in accounting for income taxes                          -               4,500
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Net income (loss)                                                              (5,024)              1,196
Debenture interest and issuance costs                                             299                 299
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Adjusted net income (loss)                                                   $ (4,725)          $   1,495
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Weighted average common shares outstanding                                      7,310               7,313
Weighted average common equivalent shares
    Stock options                                                                   -                   1
    7% convertible debentures                                                     804                 804
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Weighted average common shares and equivalent shares                            8,114               8,118
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Fully diluted net income (loss) per share and equivalent share from (1):
    Continuing operations                                                    $  (0.69)          $   (0.43)
    Discontinued operations                                                         -               (0.02)
    Cumulative effect of change in accounting for income taxes                      -                0.61
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Fully diluted net income (loss) per share and equivalent share(1)            $  (0.69)          $    0.16
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
(1) For the first quarters of 1994 and 1993, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.

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